UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2014, the registrant issued a press release regarding its financial results for the third quarter and first nine months of 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01. Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On November 3, 2014, the registrant issued a press release regarding the completion on November 1, 2014 of the divestiture of certain of its interiors businesses and operations in accordance with the previously-announced Master Purchase Agreement, dated as of May 1, 2014, as amended (the “Purchase Agreement”), between registrant and Reydel Automotive Holdings B.V. (formerly known as Promontoria Holding 103 B.V.), an affiliate of Cerberus Capital Management, L.P. The registrant expects to complete the divestiture of the remaining operations covered by the Purchase Agreement as soon as regulatory approvals have been obtained in the applicable jurisdictions. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 6, 2014.

99.2	Press release dated November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: November 6, 2014	By:	/s/ Michael J. Widgren
Michael J. Widgren
Senior Vice President,
Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press release dated November 6, 2014.

99.2	Press release dated November 3, 2014.